INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-12393 of Accelr8 Technology Corporation of our report dated September 4, 1996 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP
--------------------------

DELOITTE & TOUCHE LLP
Denver, Colorado

October 29, 1996